                                                                    Exhibit 16.1
                                                                    ------------

October 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 18, 2004, of CDMI Productions,
Inc. and are in agreement with the statements contained in the second, third and fifth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Los Angeles, CA                                            /s/ Ernst & Young LLP

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